Exhibit 10.74

COLLATERAL ASSIGNMENT OF MEMBERSHIP INTERESTS AGREEMENT
THIS COLLATERAL ASSIGNMENT OF MEMBERSHIP INTERESTS AGREEMENT (this “Assignment”), made this 8th day of June, 2016, by WEBERSTOWN MALL, LLC, a limited liability company organized under the laws of the State of Delaware (“Assignor”) to THE HUNTINGTON NATIONAL BANK, a national banking association (“Huntington”), as Agent for itself and other Lenders from time to time party to the “Loan Agreement” (as hereinafter defined) (Huntington, in its capacity as Agent, hereinafter referred to as “Agent”).

W I T N E S S E T H:
WHEREAS, Assignor is the direct and beneficial owner of 100% of the membership interests of WTM Glimcher, LLC, a Delaware limited liability company, as set forth on Exhibit “A” attached hereto and made a part hereof (the “Company”);
WHEREAS, the Company is presently governed by that certain operating agreement described on Exhibit “A” attached hereto opposite the name of the Company (collectively, the “Organizational Agreement”);
WHEREAS, Washington Prime Group, L.P., an Indiana limited liability company, (together with the Company, “Borrowers”) the Company, Huntington, individually and as agent, and the “Lenders” identified therein entered into that certain Senior Secured Term Loan Agreement dated as of June 8, 2016 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, modified or amended, the “Loan Agreement”);
WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to provide a secured credit facility to Borrowers in the aggregate amount of up to $65,000,000 (the “Loan”);
WHEREAS, pursuant to Section 6.1(a) of the Loan Agreement, the Lenders and Agent have required that Assignor execute this Assignment;
WHEREAS, as the direct beneficial owner of 100% of the equity interests in the Company, the Assignor shall directly benefit from the making of the Loan by the Lenders to the Company,
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement. For the purposes of this Assignment, “Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law any or all of the perfection or priority of Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions. All terms defined in the Code and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Code differently than in another Article of the Code, the term has the meaning specified in Article 9.
2.    Grant of Security Interest. As collateral security for the payment and performance by Borrowers of the Obligations, Assignor does hereby pledge to Agent, and does hereby grant a security interest to Agent for the ratable benefit of the Lenders, in and to the following:
(a)    All right, title and interest of Assignor now or hereafter acquired as the direct and beneficial owner of 100% of the limited liability company interests in the Company (the "Pledged Equity Interests") together with any and all voting rights and privileges attaching to, existing or arising in connection with the Pledged Equity Interests (including without limitation the control rights and membership status), all other securities, cash, certificates or other property, option or right in respect of, in addition to or substitution or exchange for any of the Pledged Equity Interests or any of the foregoing, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for the Pledged Equity Interests; and
(b)    Any and all profits, proceeds, income, dividends, distributions, payments upon dissolution or liquidation of the Company, and any return of capital, repayment of loans, and payments of any kind or nature whatsoever, now or hereafter distributable or payable by the Company to Assignor, by reason of Assignor’s interests in the Company, or now or hereafter distributable or payable to Assignor from any other source by reason of Assignor being a member in the Company, and any and all proceeds from any transfer, assignment or pledge of any interest of Assignor in, or claim or right against, the Company, and all claims, choses in action or things in action now or hereafter arising against the Company in each case to the extent such distributable or payable amounts are on account of or are attributable to the Pledged Equity Interests (collectively, the "Distributions"); and
(c)    All notes or other documents or instruments now or hereafter evidencing or securing any such Distributions from the Company; and
(d)    All rights of Assignor to collect and enforce payment of the Distributions pursuant to the terms of the Organizational Agreement or otherwise; and
(e)    All proceeds of any of the foregoing.
All of the foregoing described in this Section 2 is hereinafter referred to collectively as the “Collateral.”

3.    Obligations Secured. This Assignment secures the payment and performance by Borrowers of the Obligations.
4.    Collection of Distributions.
(a)    It is acknowledged and agreed by the parties hereto that Agent shall have sole and exclusive possession of the Distributions and that this Assignment constitutes a present, absolute and current assignment of all the Distributions and is effective upon the execution and delivery hereof. Notwithstanding the foregoing, the Agent hereby grants to Assignor a license to receive, collect and apply any Distributions that are made at any time other than when an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, Assignor hereby agrees that such license shall be revoked, and hereby irrevocably directs the Company that any payments under or with respect to the Distributions made at any time thereafter shall be made and governed as follows:
(i)    Assignor shall have no right to receive any such payments made under or with respect to the Distributions, or upon any redemption or conversion of the Collateral, when an Event of Default has occurred and is continuing, and all such payments shall be delivered directly by the Company to the Agent for application in accordance with the terms of the Loan Agreement; and
(ii)    If Assignor shall receive any such payments made under or with respect to the Distributions, or upon any such redemption or conversion of the Collateral, Assignor shall hold all such payments in trust for the benefit of Agent, and will immediately remit all such payments directly to the Agent for further distribution and application pursuant to the terms of the Loan Agreement.
(b)    Assignor shall cause the Company to promptly distribute all net proceeds of the sale or other disposition of, or any financing or refinancing of, any of its assets or properties, and any and all other Distributions distributable or payable by the Company under the terms of the Organizational Agreement in accordance with the Loan Agreement.
(c)    Assignor hereby irrevocably designates and appoints Agent its true and lawful attorney‑in‑fact, which appointment is coupled with an interest, either in the name of Agent, or in the name of Assignor, at Assignor’s sole cost and expense, and regardless of whether or not Agent becomes the sole member in the Company (as such right is granted in Section 2(a) hereof), to take any or all of the following actions at such time as an Event of Default has occurred and is continuing:

(i)    to ask, demand, sue for, attach, levy, settle, compromise, collect, recover, receive and give receipt for any and all Collateral and to take any and all actions as Agent may deem necessary or desirable in order to realize upon the Collateral, or any portion thereof, including, without limitation, making any statements and doing and taking any actions on behalf of Assignor which are otherwise required of Assignor under the terms of any agreement as conditions precedent to the payment of the Distributions, and the right and power to endorse, in the name of Assignor, any checks, notes, drafts and other instruments received in payment of all or any portion of the Collateral; and
(ii)    to institute one or more actions against the Company or any member thereof in connection with the collection of the Distributions, to prosecute to judgment, settle or dismiss any such actions, and to make any compromise or settlement deemed desirable, in Agent’s sole discretion, with respect to such Distributions, to extend the time of payment, arrange for payment in installments or otherwise modify the terms of the Organizational Agreement with respect to the Distributions or release the Company or any partner thereof, from its obligations to pay any Distribution, without incurring responsibility to, or affecting any liability of, Assignor under the Organizational Agreement; it being specifically understood and agreed, however, that Agent shall not be obligated in any manner whatsoever to exercise any such power or authority or be in any way responsible for the collection of or realizing upon the Collateral, or any portion thereof. The foregoing appointment is irrevocable and continuing during the term of this Assignment and any such rights, powers and privileges shall be exclusive in Agent, its successors and assigns until this Assignment terminates as provided in Section 13, below.
5.    Warranties and Covenants. Assignor does hereby warrant and represent to, and covenants and agrees with Agent, on the date hereof as follows:
(a)    This Assignment has been duly executed and delivered by Assignor and constitutes the valid, legal and binding obligation of Assignor.
(b)    None of the Pledged Equity Interests is evidenced by any certificate, instrument, document or other writing other than the Organizational Agreement.
(c)    True, correct and complete copies of the Organizational Agreement, together with all amendments thereto, have been delivered to Agent by Assignor, and the Organizational Agreement is in full force and effect and is enforceable in accordance with its terms, and, so long as this Assignment remains in effect, Assignor shall not materially modify, amend, cancel, release, surrender or terminate, or permit the material modification, amendment, cancellation, release, surrender or termination of the Organizational Agreement, or dissolve, liquidate or permit the expiration of the Organizational Agreement or the termination or cancellation thereof, without in each instance the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)    Assignor is, and subject to the occurrence of a Permitted Transfer, shall remain the sole lawful, beneficial and record owner of the Pledged Equity Interests, and Assignor's right to receive the Distributions, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims of third parties and rights of set‑off or recoupment whatsoever (other than those in favor of Agent hereunder), and Assignor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of Agent, in accordance with the terms and provisions of this Assignment. Assignor is not and will not become a party to or otherwise be bound by or subject to any agreement, other than the Loan Documents, that restricts in any manner the rights of any present or future holder of the Collateral with respect thereto. No Person has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.
(e)    This Assignment creates a valid and binding first priority security interest in the Collateral securing the payment and performance of the Obligations. Assignor has not performed, nor will Assignor perform in bad faith, any acts which might prevent Agent from enforcing the terms and conditions of this Assignment or which would limit Agent in any such enforcement.
(f)    Assignor consents (to the extent applicable Law does not prohibit Assignor from pre-consenting), and hereby directs the Company to so consent, to the admission of Agent or any other purchaser of the Pledged Equity Interests upon a foreclosure sale as a substitute member of the Company with all of the rights and privileges of a member of the same type as such Assignor under the Organizational Agreement in the event that Agent exercises its rights under this Assignment and Agent or such other purchaser succeeds to ownership of all or any portion of the Pledged Equity Interests.
(g)    Assignor’s correct legal name indicated on the public record of Assignor’s jurisdiction, mailing address, identity or corporate structure, residence or chief executive office, jurisdiction of organization, and federal tax identification number, are as set forth on Schedule 1 attached hereto and by this reference made a part hereof. Assignor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Schedule 1 attached hereto. Assignor covenants and agrees that Assignor shall not change any of the matters addressed by the first two sentences of this subsection unless it has given Agent thirty (30) days prior written notice of any such change and caused to be filed at the request of Agent, or Agent’s counsel to file, such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its commercially reasonable discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(h)    To the extent required hereunder, Assignor agrees to do such further acts and things, and to execute and deliver such additional conveyances, documents, endorsements, assurances and instruments as Agent may reasonably at any time request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order to better assure and confirm unto Agent the perfection of Agent's security interest in the Collateral granted hereunder. Without limiting the generality of the foregoing, at any time and from time to time, Assignor shall, at the request of Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall reasonably be deemed necessary by Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as Agent from time to time may require for the better assuring, conveying, assigning and confirming to Agent the Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Assignment. Upon any failure of Assignor to do so, Agent may make, execute, record, file, re-record and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints Agent the agent and attorney-in-fact with full power of substitution of Assignor so to do. This power is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Assignor will obtain such waivers of lien, estoppel certificates or subordination agreements as Agent may reasonably require to insure the priority of its security interest in the Collateral. In the event there is a Permitted Transfer, Assignor also shall furnish to Agent such information as Agent reasonably may require in connection therewith, including without limitation, the execution of a collateral assignment of membership interests by such transferee under such Permitted Transfer, to establish a valid security interest in and to further protect and perfect its security interest in the Collateral.
(i)    Assignor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as Agent may reasonably deem necessary in order to perfect the security interests granted by Assignor under this Assignment. Agent shall upon request provide Assignor with copies of any and all such filings made by Agent.
(j)    The Pledged Equity Interests and the Distributions are not and will not (A) be dealt in or traded on securities exchanges or in securities markets, (B) be “investment company securities” (as defined in Section 8-103(b) of the Code), and (C) be credited to a securities account. The Organizational Agreement does not expressly provide that the Pledged Equity Interests are securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction.

6.    General Covenants. Assignor covenants and agrees that, so long as this Assignment is continuing:
(a)    Except for Permitted Transfers and as may otherwise permitted under the Loan Agreement, Assignor shall not, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, directly or indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber the Pledged Equity Interest in violation of the Loan Agreement.
(b)    Assignor shall at all times defend the Collateral against all claims and demands of all Persons at any time claiming any interest in the Collateral adverse to Agent’s interest in the Collateral as granted hereunder.
(c)    Assignor shall perform in all material respects all of its duties, responsibilities and obligations under the Organizational Agreement and with respect to the Collateral.
(d)    Assignor shall pay all taxes and other charges against the Collateral (other than any income or franchise taxes of Agent or Lenders).
(e)    Assignor shall promptly deliver to Agent as additional Collateral any note, document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the Distributions or any right to receive a Distribution, which notes, documents and instruments shall be accompanied by such endorsements or assignments as Agent may require to create a perfected security interest therein in favor Agent.
(f)    Assignor will provide to Agent such documents and reports respecting the Collateral in such form and detail as Agent may reasonably request from time to time.
(g)    Anything herein to the contrary notwithstanding, prior to the occurrence of a foreclosure of the Pledged Equity Interests (i) Assignor shall remain liable under the Organizational Agreement and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations (including, without limitation, any obligation to make capital contributions or provide other funds to such entities) to the same extent as if this Assignment had not been executed, (ii) the exercise by Agent of any of its rights hereunder shall not release Assignor from any of its duties or obligations under the Organizational Agreement or any such contracts, agreements and instruments, and (iii) neither Agent nor any of the Lenders shall have any obligation or liability under the Organizational Agreement or any such contract, agreement or instrument by reason of this Assignment, nor shall Agent or any of the Lenders be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to Agent hereunder.

(h)    If Assignor shall at any time be entitled to receive or shall receive any cash, certificate or other property, option or right upon, in respect of, as an addition to, or in substitution or exchange for any of the Collateral, whether for value paid by Assignor or otherwise, Assignor agrees that the same shall be deemed to be Collateral and any security certificates shall be delivered directly to Agent in each case, accompanied by proper instruments of assignment and powers duly executed by Assignor in such a form as may be reasonably required by Agent, to be held by Agent subject to the terms hereof, as further security for the Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Obligations). If Assignor receives any of the foregoing directly, Assignor agrees to hold such cash or other property in trust for the benefit of Agent, and to surrender such cash or other property to Agent (or, to the extent it constitutes cash, to the Agent immediately). In the event that Assignor purchases or otherwise acquires or obtains any additional interest in the Company, or any rights or options to acquire such interest, all rights to receive profits, proceeds, accounts, income, dividends, distributions or other payments as a result of such additional interest, rights and options shall automatically be deemed to be a part of the Collateral. All security certificates, if any, representing such interests shall be promptly delivered to Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank. Provided no Event of Default has occurred and is continuing, Assignor shall have the right to hold any (whether distributions, dividends or otherwise) received and make distributions pursuant to its Organizational Agreement. If any cash is received in connection with a transaction contemplated in this Section 6(h) and an Event of Default has occurred and is continuing, Assignor agrees to hold such cash in trust for the benefit of the Agent and to promptly deliver such cash to Agent to be held as Collateral for the Loan.
7.    Event of Default. An Event of Default shall exist hereunder upon the occurrence of any of the following:
(a)    The occurrence and continuance of an Event of Default under the Loan Agreement; or
(b)    Any amendment to or termination of financing statements naming Assignor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel with the prior consent of Assignor and the effect of such filing is not completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Assignor thereof.
8.    Remedies.
(a)    Upon the occurrence and during the continuance of any Event of Default, Agent may take any action deemed by Agent to be necessary or appropriate to the enforcement of the rights and remedies of Agent under this Assignment and the other Loan Documents, including, without limitation, the exercise of its rights and remedies with respect to any or all of the Pledged Equity Interests. The remedies of Agent shall include, without limitation, all rights and remedies specified in the Loan Documents and this Assignment (including but not limited to the right to become a member of the Company), all remedies of Agent under applicable general or statutory Law, and the remedies of a secured party under the Code, regardless of whether the Code has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted.

In addition to such other remedies as may exist from time to time, whether by way of set‑off, banker’s lien, consensual security interest or otherwise, upon the occurrence and during the continuance of an Event of Default, Agent is authorized at any time and from time to time, without notice to or demand upon Assignor (any such notice or demand being expressly waived by Assignor except to the extent such notice is required by law or the Loan Documents) to charge any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent to or for the credit of or the account of Assignor against any and all of the Obligations, irrespective of whether or not Agent shall have made any demand for payment. Any notice required by Law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given in the manner prescribed for the giving of notice herein and under applicable law, including the Code, and, in the case of any notice of disposition, if given at least ten (10) Business Days prior to such disposition. Agent may require Assignor to assemble the Collateral and make it available to Agent at any place to be designated by Agent which is reasonably convenient to both parties. Upon the occurrence and during the continuance of an Event of Default, it is expressly understood and agreed that Agent shall be entitled to dispose of the Collateral at any public sale, and that Agent shall be entitled to bid and purchase at any such sale without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except such notice as is otherwise required under this Assignment) of any kind, all of which are expressly waived. In the event that Agent is the successful bidder at any public sale of the Collateral or any portion thereof, the amount bid by the Agent may be credited against the Obligations as provided in the Loan Agreement. To the extent the Collateral consists of marketable securities, Agent shall not be obligated to sell such securities for the highest price obtainable, but shall sell them at the market price available on the date of sale. Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of Assignor. In the event that any consent, approval or authorization of any Governmental Agency or commission will be necessary to effectuate any such sale or sales, Assignor shall execute all such applications or other instruments as Agent may deem reasonably necessary to obtain such consent, approval or authorization. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral in accordance with all applicable law, including the Code, as Agent may determine, and for the purpose of realizing Agent’s rights therein, Agent may receive, open and dispose of mail addressed to Assignor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of Assignor, as its attorney‑in‑fact. In addition, Assignor hereby irrevocably designates and appoints Agent its true and lawful attorney-in-fact either in the name of Agent or Assignor to, upon the occurrence and during the continuance of an Event of Default, (i) sign Assignor’s name on any Collateral, drafts against account debtors, assignments, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien, claim of lien or assignment or satisfaction of lien, or on any financing statement or continuation statement under the Code; (ii) send verifications of accounts receivable to any account debtor; and (iii) in connection with a transfer of the Collateral as described above, sign in Assignor’s name any documents necessary to transfer title to the Collateral to Agent or any third party. All acts of said power of attorney are hereby ratified and approved and Agent shall not be liable for any mistake of law or fact made in connection therewith (provided that Assignor, by virtue of such ratification, does not release any claim that Assignor may otherwise have against Agent or any officer, director, employee or agent thereof, for any such acts made or taken by Agent or any officer, director, employee or agent thereof, for gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable during the term of this Assignment. All remedies of Agent shall be cumulative to the full extent provided by Law, all without liability except to account for property actually received, but the Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Obligations or to other portions of the Collateral. Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of all or any portion of the Collateral, Assignor shall pay such amount to Agent upon demand and if Assignor fail to pay such amount on demand, Agent may advance such amount on behalf of Assignor and the amount thereof shall become a part of the Obligations and bear interest at the rate for overdue amounts under the Loan Agreement until paid.
(b)    If Assignor fails to perform any agreement or covenant contained in this Assignment and such failure shall continue for ten (10) days after receipt by Assignor of written notice from Agent thereof, Agent may itself perform, or cause to be performed, any agreement or covenant of Assignor contained in this Assignment that Assignor fails to perform, and the cost of such performance, together with any reasonable and documented expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Assignor upon demand and shall constitute a part of the Obligations and shall bear interest at the rate for overdue amounts as set forth in the Loan Agreement.
(c)    Upon the occurrence and during the continuance of an Event of Default, and whether or not Agent is the absolute owner of the Collateral, Agent may take such action as Agent may deem reasonably necessary to protect the Collateral or its security interest therein, Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien that in the reasonable judgment of Agent appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorney’s fees. Any such advances made or expenses incurred by Agent shall be deemed advanced under the Loan Documents, shall increase the Obligations secured thereby, shall be payable upon demand and shall bear interest at the rate for overdue payments set forth in the Loan Agreement.

(d)    Any certificates or securities held by Agent as Collateral hereunder may, at any time after the occurrence of an Event of Default and during the continuance thereof, and at the option of Agent, be registered in the name of Agent or its nominee, endorsed or assigned in blank or in the name of any nominee and Agent may deliver any or all of the Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Assignment as Agent may deem desirable. Except upon the occurrence and during the continuance of an Event of Default and receipt of two (2) Business Days' prior written notice by Assignor of same from Agent, Assignor shall retain the right to vote any of the Collateral and exercise all rights with respect to the Pledged Equity Interests, in a manner that does not violate the terms of this Assignment or the Loan Agreement, and Agent hereby grants to Assignor its proxy to enable Assignor to so vote any of the Collateral and to exercise such rights (except that Assignor shall not have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Assignment or the Loan Agreement). At any time after the occurrence and during the continuance of any Event of Default, Agent or its nominee shall have, upon receipt of by Assignor of two (2) Business Days' prior written notice of same from Agent, the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral and exercise all voting, approval or other rights at any meeting of the members of the Company, respectively (and the right to call such meetings to the extent permitted by the Operating Agreement) or otherwise (and to give written consents in lieu of voting thereon to the extent permitted by the Organizational Agreement), and exercise any and all rights of conversion, exchange, subscription or any of the rights, privileges or options pertaining to the Collateral and otherwise act with respect thereto and thereunder as if Agent or its nominee were the absolute owner thereof (all of such rights of the Assignor ceasing to exist and terminating upon the occurrence of an Event of Default) including, without limitation, the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or the readjustment of the issuer thereof, all without liability except to account for property actually received and in such manner as Agent shall determine in its sole and absolute discretion, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. The exercise by Agent of any of its rights and remedies under this paragraph shall not be deemed a disposition of collateral under Article 9 of the Code nor an acceptance by Agent of any of the Collateral in satisfaction of the Obligations.
(e)    Intentionally Omitted.
9.    Duties of Agent. The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent’s duty of care with reference to the Collateral shall be solely to use slight care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties. Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

10.    Indemnification.
(a)    It is specifically understood and agreed that this Assignment shall not operate to place any responsibility or obligation whatsoever upon Agent or any of the Lenders (except to the extent expressly provided herein), or cause Agent or any of the Lenders to be, or to be deemed to be, a member in the Company and that in accepting this Assignment, Agent and the Lenders neither assume nor agree to perform at any time whatsoever any obligations or duties of Assignor under the Organizational Agreement or any mortgage, indenture, contract, agreement or instrument to which Assignor is a party or to which it is subject, all of which obligations and duties shall be and remain with and upon Assignor, from and after the date of a foreclosure of the Pledged Equity Interests.
(b)    Assignor agrees to indemnify, defend and hold Agent and the Lenders harmless from and against any and all claims, expenses, losses and liabilities growing out of or resulting from this Assignment (including, without limitation, enforcement of this Assignment or acts taken or omitted to be taken by Agent or the Lenders hereunder or in connection therewith) to the extent required by the Loan Agreement, except claims, expenses, losses or liabilities resulting from Agent’s or such Lender’s gross negligence or willful misconduct.
(c)    Assignor upon demand shall pay to Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of counsel actually incurred (including those incurred in any appeal), and of any experts and agents, which Agent may incur in connection with (i) the administration of this Assignment, (ii) the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure by Assignor to perform or observe any of the provisions hereof after all applicable notice and cure periods.
11.    Security Interest Absolute. All rights of Agent, and the security interests hereunder, and all of the Obligations secured hereby, shall be absolute and unconditional, irrespective of:
(a)    Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;
(b)    Any change in the time (including any extensions of the maturity date of the Loan as provided in the Loan Agreement), manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;
(c)    Any exchange, release or nonperfection of any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Obligations; or
(d)    Any other circumstance (other than payment in full of the Obligations except inchoate indemnities which expressly survive) that might otherwise constitute a defense available to, or a discharge of, Assignor, the other Loan Parties or any third party for the Obligations or any part thereof.

12.    Amendments and Waivers. No amendment or waiver of any provision of this Assignment nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed, in the case of a waiver or consent to a request by Assignor, by Agent, and in the case of an amendment, by all parties hereto. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Assignment to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. Failure on the part of Agent to complain of any act or failure to act that constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Assignor hereby waives and renounces to the maximum extent permitted by law, any right to a judicial hearing in advance of the enforcement of any of Agent's rights and remedies hereunder, including the Agent's right to dispose of all or any part of the Collateral, as provided in Section 8, all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any law, the right to a jury trial and presentment, demand, protest, advertisement or notice of any kind (except for any notice required by law or under the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or that may hereafter be provided by the Constitution and Laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Assignment and the collection of any of the Obligations.
13.    Continuing Security Interest; Transfer of Loan; Release of Collateral. This Assignment shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations (other than inchoate indemnities that survive) and the Lenders have no further obligation to make any advances of the Loan, (b) inure to the benefit of and be binding upon Assignor and its successors and assigns, and (c) inure to the benefit of and be binding upon Agent and the Lenders and their respective successors, transferees and assigns. Upon the payment in full of the Obligations (other than inchoate indemnities that survive) and the termination or expiration of any obligation of the Lenders to make further advances of the Loan the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination, Agent will, at Assignor’s expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination and promptly return all securities and other Collateral in its possession. Agent hereby authorizes Assignor and its agents to file UCC-3 terminations in connection with all UCC-1 financing statements filed in favor of Agent in connection with the Collateral.

14.    Securities Laws and Other Limitations. In view of the position of Assignor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the federal and state securities laws, the Organizational Agreement, or under any intercreditor agreement, that may now or hereafter be entered into among the Agent and any other bank a party to the Loan Agreement or under any intercreditor agreement, which may now or hereafter be entered into among the Agent and any other party with respect to the Loans or the Collateral (as the same may be modified or amended from time to time, collectively, the “Intercreditor Agreements”) with respect to any disposition of the Collateral permitted hereunder. Assignor understands that compliance with the federal and state securities laws, the Organizational Agreement, or Intercreditor Agreements might very strictly limit the course of conduct of Agent if Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof or under the Loan Agreement, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws. Assignor recognizes that in light of the foregoing restrictions and limitations Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof and who are able to satisfy any conditions or requirements set forth in the Organizational Agreement, and the Intercreditor Agreements, and Agent may sell the Collateral in parcels and at such times and to such Persons as Agent may reasonably determine is necessary to comply with such conditions or requirements. Assignor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent in its sole and absolute discretion and to the extent it otherwise has the right to sell the Collateral pursuant to the terms hereof, may, in accordance with federal and state securities Law, the Organizational Agreement and the Intercreditor Agreements, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the federal and state securities laws (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and in such manner and to such Persons as Agent may reasonably determine is necessary to comply with such conditions and requirements. Assignor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller if such sale were a public sale without such restrictions. In the event of any such sale, Agent shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Assignor further agrees that any sale or sales by Agent of the Collateral made as provided in this Section 14 shall be commercially reasonable. The provisions of this Section 14 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells. Agent and the Lenders shall not be liable to Assignor for any loss in the value of any portion of the Collateral by reason of any delay in the sale of the Collateral.
15.    Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED, INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES).

16.    Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Assignment must be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

(i)	if to the Assignor, to:
Weberstown Mall, LLC
180 East Broad Street
Columbus, OH 43215
Attention: Chief Financial Officer
Telephone: 614-887-5610
Fax: 614-621-9321
With a copy to:
Weberstown Mall, LLC
180 East Broad Street
Columbus, OH 43215
Attention: General Counsel
Telephone: 614-887-5619
Fax: 614-621-8863
With a copy to:
Willkie, Farr & Gallaher LLP
787 Seventh Avenue
New York, New York 10019
Attention: David Drewes, Esq.
Telephone: 212-728-8653
Fax: 212- 728-9653
ddrewes@willkie.com

(ii)    if to Agent, to:
The Huntington National Bank
200 Public Square
Cleveland, OH 44114
Attention: Marla S. Bergrin, Vice President
Telephone: 216-515-5647
E-mail: marla.s.bergrin@huntington.com

With a copy to:
Dentons US LLP
233 S. Wacker Drive, Suite 5900
Chicago, IL 60606
Attention: Robert L. Fernandez, Esq.
Telephone: 312-876-7371
Fax: 312-876-7934
Email: robert.fernandez@dentons.com
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) of Section 14.8 of the Loan Agreement, shall be effective as provided therein . The provisions of paragraphs (b), (c)[, and (d)] of Section 14.8 are hereby incorporated by reference 17.    No Unwritten Agreements. THIS ASSIGNMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
18.    Miscellaneous. Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Assignment shall involve transcending the limited validity presently prescribed by Law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Assignment, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Assignment shall remain operative and in full force and effect. If more than one entity comprises the Assignor, the liability of each such entity shall be joint and several

19.    Modifications, Etc. Assignor hereby consents and agrees that Agent or the Lenders may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any Person on its behalf or for its account, securing the Obligations other than the Collateral; agree to a modification of the terms of the Loan Documents (except for this Assignment); extend or renew the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents for any period or to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor, endorser or any other Person liable with respect to the Obligations; or take or fail to take any action of any type whatsoever (except as expressly required hereunder); and no such action (other than actions expressly required hereunder) that Agent or the Lenders shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Agent or any Lender.
20.    Attorney-in-Fact. Notwithstanding anything to the contrary contained in this Assignment, Agent agrees that Agent will not take any action as attorney-in-fact of Assignor as permitted hereunder unless and until an Event of Default has occurred and is continuing.
21.    Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Assignment by signing any such counterpart.
[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Agent have executed this Assignment under seal on the date first above written.
ASSIGNOR:
WEBERSTOWN MALL, LLC,
a Delaware limited liability company

By:	Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:	WPG Subsidiary Holdings I, LLC, a Maryland limited liability company, its sole member

By:	Washington Prime Group, L.P,, an Indiana limited partnership, its sole member

By:	WP Glimcher Inc., an Indiana corporation, its general partner

By: /s/ Mark E. Yale
Name: Mark E. Yale
Title: Executive Vice President and Chief Financial Officer

S-1

AGENT:
THE HUNTINGTON NATIONAL BANK, a national banking association, as Agent

By: /s/ Florentina Djulevan
Name: Florentina Djulvezan
Its: Assistant Vice President

2

EXHIBIT “A”

COMPANY

	Property Name and Property Owner	Company Name	Total Percentage Held by Assignor	Amount of Total Percentage Held Constituting Pledged Equity Interests	State of Organization of Company	FEIN	Organizational Agreement
1.	Weberstown Mall Weberstown Mall, LLC	Weberstown Mall, LLC, the sole equity member of WTM Glimcher, LLC	100%	100%	Delaware	31-14597393
• Amended and Restated Limited Liability Company Agreement of Weberstown Mall, LLC, dated April 23, 1999
• First Amendment to Amended and Restated Limited Liability Company Agreement of Weberstown Mall, LLC, dated May 25, 2006

Exhibit A

Schedule 1

DESCRIPTION OF ASSIGNOR

Assignor has been using or operating under the name Weberstown Mall, LLC without change since its formation.
Names and Tradenames used within the last five years: Same
Location of all chief executive offices over last five years:

180 East Broad Street
Columbus, OH 43215

Mailing address: 180 East Broad Street
Columbus, OH 43215
Federal Tax Identification Number: 31-1597393

Schedule 1